UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

Entera Bio Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel	001-38556	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

KIRYAT HADASSAH, MINRAV BUILDING – FIFTH FLOOR, JERUSALEM, Israel 9112002
(Address of principal executive offices) (Zip Code)

+972-2-532-7151
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of NIS 0.0000769	ENTX	Nasdaq Capital Market
Warrants, each Warrant exercisable for half of an Ordinary Share at an exercise price of $5.85 per Ordinary Share	ENTXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2022, the Board of Directors (the “Board”) of Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), appointed Ms. Miranda J. Toledano, one of the Company’s existing directors, to serve as the Company’s Chief Business Officer, Chief Financial Officer and Head of Corporate Strategy, effective as of May 16, 2022 (the “Effective Date”). In connection with Ms. Toledano’s appointment, the Board determined that Ms. Toledano will serve as the Company’s principal financial officer effective as of the Effective Date. Dana Yaacov-Garbeli, the Company’s Israel-based Chief Financial Officer, will remain in her current role, including as the Company’s principal accounting officer; however, as of the Effective Date, Ms. Yaacov-Garbeli will no longer be the Company’s principal financial officer given Ms. Toledano’s appointment.

In connection with Ms. Toledano’s appointment as an officer of the Company, the Board determined that Ms. Toledano no longer meets the independence standards under the listing rules of the Nasdaq Stock Market. As a result, as of the Effective Date, Ms. Toledano no longer serves as a member of the Company’s Compensation Committee or Audit Committee. The Board anticipates filling the resulting vacancies on both committees with one or more current independent Board members.

Ms. Toledano, who is 45 years old, has served as a member of our Board since September 2018. Ms. Toledano has over 20 years of strategic C-level leadership, principal investment and Wall Street and capital market experience in the biotech sector. Since its founding in 2018, she served as Chief Operating Officer, Chief Financial Officer and Director of TRIGR Therapeutics, an oncology focused, clinical stage bispecific antibody company acquired by Compass Therapeutics (Nasdaq: CMPX) in June 2021. Previously, Ms. Toledano served a short term on the executive management team of Sorrento Therapeutics (Nasdaq: SRNE) as EVP Strategy/Corporate Development where she helped drive the Company’s hematology/oncology (IO mAbs, ADC), cellular therapy (CD-38 CAR-T, oncolytic virus) and pain franchises. From 2012 to 2016, Ms. Toledano served as Head of Healthcare Investment Banking at MLV & Co. (acquired by B. Riley FBR & Co.), where she completed biotech equity financings (IPO, ATM, follow-on) totaling over $4 billion in aggregate value. From 2004 until 2010, Ms. Toledano served as VP in the investment group of Royalty Pharma (Nasdaq: RPRX), where she focused on oncology/hematology and auto-immune monoclonal antibody investments.  Ms. Toledano currently serves as a member of our board of directors as well as a member of the board of directors of Compass Therapeutics (Nasdaq: CMPX), Journey Medical (Nasdaq: DERM) and NEXGEL (Nasdaq: NXGL).  From 1998 to 2003, Ms. Toledano led the Life Sciences Corporate Finance group at Ernst & Young (Israel). Ms. Toledano holds a BA in Economics from Tufts University and an MBA in Finance and Entrepreneurship from the NYU Stern School of Business.

In connection with Ms. Toledano’s appointment, Ms. Toledano entered into an employment agreement (the “Employment Agreement”) with the Company, providing for an annual employer cost of $350,000 inclusive of base salary, pension payments, severance and disability benefits as required under Israeli law. Additionally, Ms. Toledano is entitled to a grant of options pursuant to the Company’s 2018 Equity Incentive Plan to purchase 500,000 shares of the Company’s ordinary shares, par value NIS 0.0000769 per share, at an exercise price of $2.02 per share, the closing price of the ordinary shares on the date the option was approved by the Board. The options will vest over four years, with 25% of the options vesting on May 16, 2023 and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment.  In addition, Ms. Toledano will be eligible to receive an annual bonus in an amount equal to 50% of her annual base salary. Under the Employment Agreement, Ms. Toledano has also agreed to customary non-disclosure and non-competition covenants, and either party may terminate the Employment Agreement upon at least one month’s written notice. In the event Ms. Toledano’s employment is terminated by the Company for any reason other than for Cause (as defined in the Employment Agreement), Ms. Toledano would be entitled to receive a one-time separation payment in the total amount of 3 months of salary, subject to the execution of a customary separation agreement.

Ms. Toledano’s compensation terms, as described above, are subject to approval by the Company’s shareholders under applicable Israeli law, which the Company expects to seek at its next annual meeting of shareholders.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on form 8-K and incorporated by reference in this Item 5.02.

Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between Ms. Toledano and any other person pursuant to which Ms. Toledano was selected as an officer of the Company.  Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Ms. Toledano had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed $120,000.

Mr. Ramesh Ratan, the Company’s prior U.S.-based Chief Financial Officer, no longer maintains a role at the Company. The Board thanks him for his contributions to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Employment Agreement, effective as of May 16, 2022 by and between Entera Bio Ltd. and Miranda J. Toledano
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*          Management contract or compensation plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERA BIO LTD.

Date: May 16, 2022	By:	/s/ Spiros Jamas
Name: Spiros Jamas Title: Chief Executive Officer